      ROCKEFELLER PLAZA              Law Offices of                 90 STATE HOUSE SQUARE
      NEW YORK, NY 10112                                           HARTFORD, CT 06103-3702
        (212) 698-3500           DECHERT PRICE & RHOADS               (860) 524-3999

   4000 BELL ATLANTIC TOWER    TEN POST OFFICE SQUARE o SOUTH        1500 K STREET, N.W.
       1717 ARCH STREET                                           WASHINGTON, DC 20005-1208
 PHILADELPHIA, PA 19103-2793     BOSTON, MA  02109-4603                (202) 626-3300
        (215) 994-4000
                                                                      65 AVENUE LOUISE
  THIRTY NORTH THIRD STREET                                        1050 BRUSSELS, BELGIUM
  HARRISBURG, PA 17101-1603      TELEHONE:  (617) 728-7100             (32-2) 535-5411
        (717) 237-2000
                                                                   TITMUSS SAINER DECHERT
PRINCETON PIKE CORPORATE CENTER    FAX:  (617) 426-6567                 SERJEANTS' INN
        P.O. BOX 5218                                             LONDON EC4Y 1LT, ENGLAND
   PRINCETON, NJ 08543-5218                                           (44-171) 583-5353
        (609) 520-3200
                                                                  151, BOULEVARD HAUSSMANN
                                                                     75008 PARIS, FRANCE
                                                                      (33-1) 53 83 84 70

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                                November 24, 1998



Kemper Income Trust in respect of
Kemper High Yield Fund II
222 South Riverside Plaza
Chicago, Illinois 60606

         Re:      Pre-Effective Amendment No. 1 to the Registration Statement on
                  Form N-1A (File No. 811-08983) (the "Registration Statement")
                  -------------------------------------------------------------

Gentlemen:

         Kemper  Income Trust (the  "Trust") is a trust  created under a written
Declaration of Trust dated August 27, 1998, as executed and delivered in Boston, Massachusetts (the "Declaration of Trust"). The beneficial interest thereunder is represented by transferable shares with a par value of $.01 per share (the
"Shares"). The Trustees have the powers set forth in the Declaration of Trust, subject to the terms, provisions and conditions therein provided.

         We are of the opinion that all legal requirements have been complied with in the creation of the Trust and that said Declaration of Trust is legal and valid.

         Under Article V, Section 5.4 of the Declaration of Trust, the Trustees are empowered, in their discretion, from time to time, to issue Shares for such amount and type of consideration, at such time or times and on such terms as the Trustees may deem best. Under Article V, Section 5.1, it is provided that the number of Shares of beneficial interest authorized to be issued under the Declaration of Trust is unlimited. Under Article V, Section 5.11, the Trustees may authorize the division of shares into two or more series. By written instrument dated August 27, 1998, the sole initial Trustee of the Trust established the initial series of the Trust designated as Kemper High Yield Fund
II (the "Fund").

Scudder Income Trust
November 24, 1998
Page 2

         By vote adopted on November 17, 1998, the Trustees of the Trust authorized the President, any Vice President, the Secretary or any Assistant Secretary, and the Treasurer, from time to time, to cause to be registered with the Securities and Exchange Commission an indefinite number of Shares and to cause such Shares to be offered and sold to the public.

         We understand that you are about to file Pre-Effective Amendment No. 1 to the Registration Statement.

         We are of the opinion that all necessary Trust action precedent to the issue of said Shares, comprising the Shares covered by Pre-Effective Amendment No. 1 to the Registration Statement, has been duly taken, and that all such Shares may be legally and validly issued for cash, and when sold will be fully paid and non-assessable by the Trust upon receipt by the Trust or its agent of consideration for such Shares in accordance with the terms in the Registration Statement, subject to compliance with the Securities Act of 1933, as amended, the Investment Company Act of 1940, as amended, and applicable state laws regulating the sale of securities.

         We consent to your filing this opinion with the Securities and Exchange Commission as an Exhibit to Pre-Effective Amendment No. 1 to the Registration Statement.

                                                     Very truly yours,



                                                    /s/DECHERT PRICE & RHOADS